                                                                    EXHIBIT 23.2

                               AUDITORS' CONSENT

The Board of Directors
Tenet Healthcare Corporation

    We consent to the use of our reports dated July 25, 1996 included and incorporated by reference in the Registration Statement on Form S-3 (no. 333-17907) of Tenet Healthcare Corporation, relating to the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1996, and the related schedule, and to the reference to our firm under the headings "Selected Historical Financial Information" and "Experts" in the prospectus. Our report on the consolidated financial statements refers to a change in the method of accounting for income taxes in 1994.

                                          KPMG PEAT MARWICK LLP


Los Angeles, California
January 24, 1997